Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports 2014 Second Quarter Operating Results
MIDLAND, MI, July 23, 2014 -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2014 second quarter net income of $16.2 million, or $0.54 per diluted share, compared to 2013 second quarter net income of $14.2 million, or $0.51 per diluted share, and 2014 first quarter net income of $13.8 million, or $0.46 per diluted share. For the six months ended June 30, 2014, net income was $30.0 million, or $1.00 per diluted share, compared to net income for the six months ended June 30, 2013 of $27.4 million, or $0.99 per diluted share.
As previously announced, on June 24, 2014, the Corporation completed an underwritten public offering of 2,500,000 shares of its common stock, and on June 30, 2014 completed the sale of an additional 375,000 shares of its common stock pursuant to the underwriters' exercise of the over-allotment option, at a price of $28.00 per share to the public. After the underwriting discount and other offering related expenses, the Corporation netted proceeds of approximately $76 million from the offering. David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation noted that "the Company took advantage of favorable market conditions to complete the equity raise, the proceeds from which we plan to rapidly deploy into organic and acquisitive growth opportunities."
Commenting on the quarter, Ramaker said “a strengthening Michigan economy and market share gains fueled continued growth for Chemical Financial Corporation in the second quarter of 2014, driving another solid quarter of earnings. Robust, multi-sector organic loan growth, led by gains in consumer and home equity lending, was reflected in total loan growth of 5.4% year-to-date and 13.0% over the past year. The resultant 6.3% increase in net interest income over the prior year’s second quarter, coupled with a lower loan loss provision reflective of improved credit quality, and continued expense controls, led to an over 14% increase in net income over the prior year's second quarter,” noted Ramaker.
“During the second quarter of 2014, shareholders of Northwestern Bancorp, Inc. ("Northwestern"), the holding company for Northwestern Bank, formally approved the Agreement and Plan of Merger pursuant to which Chemical will acquire all of the outstanding shares of Northwestern's common stock. We look forward to consummating, upon receipt of regulatory approval anticipated in the third quarter of 2014, our strategic partnership with Northwestern and its 25 locations across 11 northwestern Michigan counties, which will provide a compelling choice for the state's residents and businesses,” added Ramaker.
Net income of $16.2 million in the second quarter of 2014 was $2.0 million, or 14.3%, higher than the second quarter of 2013, with the increase primarily attributable to a combination of higher net interest income and a lower provision for loan losses. Net income in the second quarter of 2014 was $2.4 million, or 17.5%, higher than the first quarter of 2014, with the increase primarily attributable to higher net interest income and noninterest income.
The Corporation's return on average assets was 1.04% during the second quarter of 2014, compared to 0.97% in the second quarter of 2013 and 0.90% in the first quarter of 2014. The Corporation's return on average shareholders' equity was 9.1% in the second quarter of 2014, compared to 9.4% in the second quarter of 2013 and 8.0% in the first quarter of 2014. The decrease in return on average shareholders' equity in the second quarter of 2014, compared to the second quarter of 2013, was primarily attributable to an increase in shareholders' equity resulting from the Corporation's September 2013 common equity offering.
Net interest income was $51.5 million in the second quarter of 2014, $3.1 million higher than the second quarter of 2013 and $1.7 million higher than the first quarter of 2014. The increase in net interest income in the second quarter of 2014 over the second quarter of 2013 was largely attributable to the positive impact of loan growth of $563 million, or 13.0%, during the twelve months ended June 30, 2014. The increase in net interest income in the second quarter of 2014 over the first quarter of 2014 was also largely attributable to the positive impact of loan growth, with average loans up $132 million, or 2.8%, in the second quarter of 2014 over the first quarter of 2014.

The net interest margin (on a tax-equivalent basis) was 3.59% in the second quarter of 2014, compared to 3.60% in the second quarter of 2013 and 3.53% in the first quarter of 2014. The slight decrease in the net interest margin in the second quarter of 2014, compared to the second quarter of 2013, was primarily attributable to the significant positive impact attributable to growth in loans during the twelve months ended June 30, 2014, that was largely offset by loans repricing downward. The increase in the net interest margin in the second quarter of 2014, compared to the first quarter of 2014, was primarily attributable to growth in loans. The average yield on the loan portfolio was 4.26% in the second quarter of 2014, compared to 4.56% in the second quarter of 2013 and 4.28% in the first quarter of 2014. The average yield of the investment securities portfolio was 2.13% in the second quarter of 2014, compared to 2.08% in the second quarter of 2013 and 2.11% in the first quarter of 2014. Modest changes in the mix of customer deposits and the repricing of matured customer certificates of deposit resulted in the Corporation's average cost of funds declining to 0.27% in the second quarter of 2014 from 0.34% in the second quarter of 2013 and 0.29% in the first quarter of 2014.
The provision for loan losses was $1.5 million in the second quarter of 2014, compared to $3.0 million in the second quarter of 2013 and $1.6 million in the first quarter of 2014. The decrease in the provision for loan losses in the second quarter of 2014, compared to the second quarter of 2013, was attributable to the continued improvement in the overall credit quality of the loan portfolio.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $73.7 million at June 30, 2014, compared to $76.5 million at March 31, 2014 and $79.3 million at June 30, 2013. Nonperforming loans comprised 1.51% of total loans at June 30, 2014, compared to 1.61% at March 31, 2014 and 1.83% at June 30, 2013. The reduction in nonperforming loans during the three and twelve months ended June 30, 2014 was attributable to a combination of improving economic conditions and loan charge-offs.
Net loan charge-offs were $2.2 million, or 0.18% of average loans, in the second quarter of 2014, compared to $3.7 million, or 0.34% of average loans, in the second quarter of 2013 and $2.2 million, or 0.19% of average loans, in the first quarter of 2014.
At June 30, 2014, the allowance for loan losses of the originated loan portfolio was $77.3 million, or 1.67% of originated loans, compared to $78.0 million, or 1.75% of originated loans, at March 31, 2014 and $81.7 million, or 2.05% of originated loans, at June 30, 2013. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 105% at June 30, 2014, compared to 102% at March 31, 2014 and 103% at June 30, 2013.
Noninterest income was $15.8 million in the second quarter of 2014, compared to $15.9 million in the second quarter of 2013 and $13.7 million in the first quarter of 2014. Noninterest income in the second quarter of 2014 was only $0.1 million lower than the second quarter of 2013 as modest increases in electronic banking fees and wealth management revenue, as well as a $0.4 million reduction in the Corporation's secondary mortgage market indemnification reserve, offset reduced secondary mortgage market net loan sale gains. The reduction in net loan sale gains was primarily attributable to a decrease in the volume of loans sold. The Corporation had no investment securities gains in the second quarter of 2014, compared to $0.3 million in the same quarter of the prior year. Noninterest income in the second quarter of 2014 was $2.1 million higher than the first quarter of 2014, with the increase primarily attributable to increases in mortgage banking revenue and title insurance revenue of $0.5 million, an increase in service charges and fees on deposit accounts of $0.6 million, an increase in wealth management revenue of $0.3 million and the $0.4 million reduction in the indemnification reserve discussed above.
Operating expenses were $42.4 million in the second quarter of 2014, compared to $41.0 million in the second quarter of 2013 and $42.2 million in the first quarter of 2014. Operating expenses included nonrecurring transaction-related costs attributable to the pending acquisition of Northwestern of $0.7 million in the second quarter of 2014 and $0.3 million in the first quarter of 2014. Excluding these nonrecurring costs, operating expenses in the second quarter of 2014 were just $0.7 million, or 1.8%, higher than the second quarter of 2013 and $0.1 million lower than the first quarter of 2014.
The Corporation's efficiency ratio was 60.9% in the second quarter of 2014, 64.5% in the first quarter of 2014 and 63.3% in the second quarter of 2013.

Total assets were $6.23 billion at June 30, 2014, compared to $6.34 billion at March 31, 2014 and $5.81 billion at June 30, 2013. The increase in total assets during the twelve months ended June 30, 2014 was largely attributable to an increase in deposits that was used to partially fund loan growth. The increase was also partially attributable to $130 million of net proceeds received by the Corporation as part of its June 2014 and September 2013 common equity offerings. Interest-bearing balances at the Federal Reserve Bank (FRB) were $1.3 million at June 30, 2014, compared to $260.1 million at March 31, 2014 and $69.4 million at June 30, 2013. Investment securities were $924.1 million at June 30, 2014, compared to $935.9 million at March 31, 2014 and $1.01 billion at June 30, 2013. The decreases in interest-bearing balances at the FRB and investment securities during the twelve months ended June 30, 2014 were attributable to the Corporation utilizing some of the liquidity from its excess funds held at the FRB and maturing investment securities to also fund loan growth. The decrease in interest-bearing balances at the FRB during the second quarter of 2014 was largely attributable to a seasonal decrease in municipal customer deposits and a $100 million reduction in temporary funds from one customer.
Total loans were $4.90 billion at June 30, 2014, up from $4.75 billion at March 31, 2014 and $4.34 billion at June 30, 2013. During the three and twelve months ended June 30, 2014, total loans increased $145.5 million, or 3.1%, and $562.9 million, or 13.0%, respectively. The increases in loans during the three and twelve months ended June 30, 2014 generally occurred across all major loan categories, although most notably in the Corporation's consumer loan portfolio, and were largely attributable to a combination of continued improving economic conditions and increased market share. The increase in loans of $145.5 million during the second quarter of 2014 was primarily attributable to increases in consumer installment and home equity loans of $100.9 million, or 8.4%, commercial real estate loans of $19.2 million, or 1.5%, and real estate construction loans of $16.1 million, or 18.9%.
Total deposits were $5.09 billion at June 30, 2014, compared to $5.23 billion at March 31, 2014 and $4.81 billion at June 30, 2013. The decrease in total deposits during the second quarter of 2014 was largely attributable to a seasonal decrease in municipal customer deposits and a $50 million reduction in temporary interest-bearing deposits from one customer. The Corporation experienced an increase in total deposits of $279 million, or 5.8%, during the twelve months ended June 30, 2014. The increase in deposits during the twelve months ended June 30, 2014 was partially attributable to the Corporation converting approximately $40 million of securities sold under agreements to repurchase with business customers, which are classified as short-term borrowings, into interest-bearing checking deposit accounts. Securities sold under agreements to repurchase, which the Corporation considers to be a stable source of liquidity much like its core deposit base, totaled $293.4 million at June 30, 2014, a decrease of $53.6 million, or 15.4%, during the twelve months ended June 30, 2014.
At June 30, 2014, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 11.0% and 15.3%, respectively, compared to 9.3% and 13.8%, respectively, at March 31, 2014 and 8.5% and 13.1%, respectively, at June 30, 2013. The increases in the Corporation's capital ratios at June 30, 2014, compared to both March 31, 2014 and June 30, 2013 were largely attributable to the Corporation’s June 2014 and September 2013 public offerings of common stock. At June 30, 2014, the Corporation's book value was $24.22 per share, compared to $23.63 per share at March 31, 2014 and $22.14 per share at June 30, 2013. At June 30, 2014, the Corporation's tangible book value was $20.42 per share, compared to $19.44 per share at March 31, 2014 and $17.53 per share at June 30, 2013.
Chemical Financial Corporation will host a conference call to discuss its second quarter 2014 results on Wednesday, July 23, 2014 at 11:00 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-389-5997 and entering 5007788 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank, with 157 banking offices spread over 38 counties in the lower peninsula of Michigan. At June 30, 2014, the Corporation had total assets of $6.2 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements
This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation (Corporation). Words and phrases such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "look forward," "opinion," "plans," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation's market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation's ability to grow its core franchise, future cost savings and the Corporation's ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This report also contains forward-looking statements regarding the Corporation's outlook or expectations with respect to the planned merger with Northwestern Bancorp, Inc. (Northwestern), the expected costs to be incurred in connection with the merger, Northwestern’s future performance and consequences of its integration into the Corporation and the impact of the transaction on the Corporation’s future performance.
Risk factors relating to both the transaction and the integration of Northwestern into the Corporation after closing include, without limitation:
Completion of the transaction is dependent on, among other things, receipt of regulatory approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.
The impact of the completion of the transaction on the Corporation's financial statements will be affected by the timing of the transaction, including in particular the ability to complete the acquisition in the third quarter of 2014.
The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.
The integration of Northwestern's business and operations into the Corporation, which will include conversion of Northwestern's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Northwestern's or the Corporation's existing businesses.
The Corporation's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, the Corporation may incur more credit losses from Northwestern’s loan portfolio than expected and deposit attrition may be greater than expected.
Risk factors also include, but are not limited to, the risk factors described under "Risk Factors" (including the risk factors under the heading "Risk Factors - Risks Related to the Pending Merger with Northwestern") in the Corporation's Prospectus Supplement, dated June 19, 2014, and in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
	(In thousands, except per share data)
Assets
Cash and cash equivalents:
Cash and cash due from banks	$139,023	$122,288	$130,811	$137,586
Interest-bearing deposits with the Federal Reserve Bank	1,271	260,097	179,977	69,371
Total cash and cash equivalents	140,294	382,385	310,788	206,957
Investment securities:
Available-for-sale	615,975	657,818	684,570	734,052
Held-to-maturity	308,130	278,099	273,905	274,715
Total investment securities	924,105	935,917	958,475	1,008,767
Loans held-for-sale	6,329	3,814	5,219	9,180
Loans:
Commercial	1,212,383	1,208,641	1,176,307	1,091,894
Commercial real estate	1,298,365	1,279,167	1,232,658	1,172,347
Real estate construction and land development	112,124	98,845	109,861	100,629
Residential mortgage	970,397	962,009	960,423	898,816
Consumer installment and home equity	1,305,535	1,204,627	1,168,372	1,072,185
Total loans	4,898,804	4,753,289	4,647,621	4,335,871
Allowance for loan losses	(77,793)	(78,473)	(79,072)	(82,184)
Net loans	4,821,011	4,674,816	4,568,549	4,253,687
Premises and equipment	74,291	74,779	75,308	73,379
Goodwill	120,164	120,164	120,164	120,164
Other intangible assets	12,454	12,872	13,424	14,354
Interest receivable and other assets	133,327	133,581	132,781	119,723
Total Assets	$6,231,975	$6,338,328	$6,184,708	$5,806,211
Liabilities
Deposits:
Noninterest-bearing	$1,283,439	$1,219,081	$1,227,768	$1,107,453
Interest-bearing	3,809,474	4,012,212	3,894,617	3,706,732
Total deposits	5,092,913	5,231,293	5,122,385	4,814,185
Interest payable and other liabilities	40,142	40,209	38,395	35,460
Short-term borrowings	305,422	361,231	327,428	346,995
Total liabilities	5,438,477	5,632,733	5,488,208	5,196,640
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	32,760	29,866	29,790	27,538
Additional paid-in capital	563,393	489,045	488,177	434,479
Retained earnings	215,333	205,985	199,053	182,619
Accumulated other comprehensive loss	(17,988)	(19,301)	(20,520)	(35,065)
Total shareholders' equity	793,498	705,595	696,500	609,571
Total Liabilities and Shareholders' Equity	$6,231,975	$6,338,328	$6,184,708	$5,806,211

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Interest Income
Interest and fees on loans	$50,751	$48,029	$99,946	$95,934
Interest on investment securities:
Taxable	2,248	2,585	4,631	5,023
Tax-exempt	1,671	1,587	3,375	3,151
Dividends on nonmarketable equity securities	411	400	649	551
Interest on deposits with the Federal Reserve Bank	99	180	224	501
Total interest income	55,180	52,781	108,825	105,160
Interest Expense
Interest on deposits	3,626	4,264	7,371	8,830
Interest on short-term borrowings	94	121	215	235
Interest on FHLB advances	—	—	—	47
Total interest expense	3,720	4,385	7,586	9,112
Net Interest Income	51,460	48,396	101,239	96,048
Provision for loan losses	1,500	3,000	3,100	6,000
Net interest income after provision for loan losses	49,960	45,396	98,139	90,048
Noninterest Income
Service charges and fees on deposit accounts	5,486	5,535	10,416	10,730
Wealth management revenue	3,958	3,879	7,589	7,324
Other charges and fees for customer services	4,682	4,303	8,876	8,954
Mortgage banking revenue	1,491	1,649	2,285	3,661
Gain on sale of investment securities	—	257	—	1,104
Other	184	325	351	414
Total noninterest income	15,801	15,948	29,517	32,187
Operating Expenses
Salaries, wages and employee benefits	24,860	24,628	49,044	47,997
Occupancy	3,638	3,380	8,012	7,043
Equipment and software	3,792	3,447	7,253	6,897
Other	10,135	9,586	20,298	21,061
Total operating expenses	42,425	41,041	84,607	82,998
Income before income taxes	23,336	20,303	43,049	39,237
Federal income tax expense	7,100	6,100	13,000	11,800
Net Income	$16,236	$14,203	$30,049	$27,437
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	30,068	27,534	29,947	27,527
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	30,279	27,674	30,159	27,658
Basic earnings per share	$0.54	$0.52	$1.00	$1.00
Diluted earnings per share	0.54	0.51	1.00	0.99

Cash Dividends Declared Per Common Share	0.23	0.21	0.46	0.42

Key Ratios (annualized where applicable):
Return on average assets	1.04%	0.97%	0.97%	0.94%
Return on average shareholders' equity	9.1%	9.4%	8.6%	9.2%
Net interest margin	3.59%	3.60%	3.56%	3.57%
Efficiency ratio	60.9%	63.3%	62.6%	63.8%

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
Average Balances
Total assets	$6,253,574	$6,210,569	$6,117,217	$5,966,988	$5,859,822	$5,924,820
Total interest-earning assets	5,907,549	5,860,429	5,782,141	5,621,542	5,530,262	5,579,789
Total loans	4,824,299	4,692,430	4,588,448	4,424,332	4,249,708	4,152,570
Total deposits	5,151,581	5,142,276	5,065,671	4,960,270	4,878,214	4,950,956
Total interest-bearing liabilities	4,250,158	4,276,677	4,211,647	4,167,915	4,126,751	4,221,638
Total shareholders' equity	714,355	701,878	678,487	620,911	606,607	599,406
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.59%	3.53%	3.63%	3.58%	3.60%	3.54%
Efficiency ratio	60.9%	64.5%	63.7%	61.0%	63.3%	64.4%
Return on average assets	1.04%	0.90%	0.93%	1.00%	0.97%	0.91%
Return on average shareholders' equity	9.1%	8.0%	8.4%	9.6%	9.4%	9.0%
Average shareholders' equity as a percent of average assets	11.4%	11.3%	11.1%	10.4%	10.4%	10.1%
Capital ratios (period end):
Tangible shareholders' equity as a percent of total assets	11.0%	9.3%	9.4%	8.9%	8.5%	8.1%
Total risk-based capital ratio	15.3%	13.8%	14.0%	14.2%	13.1%	13.3%

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
Credit Quality Statistics
Originated loans	$4,624,409	$4,464,465	$4,352,924	$4,213,728	$3,990,633	$3,810,989
Acquired loans	274,395	288,824	294,697	308,943	345,238	374,272
Nonperforming assets:
Nonperforming loans	73,735	76,544	81,984	75,818	79,342	86,417
Other real estate / repossessed assets (ORE)	10,392	10,056	9,776	12,033	13,659	18,194
Total nonperforming assets	84,127	86,600	91,760	87,851	93,001	104,611
Performing troubled debt restructurings	44,133	41,823	39,571	34,071	32,657	30,723
Allowance for loan losses - originated as a percent of:
Total originated loans	1.67%	1.75%	1.81%	1.92%	2.05%	2.16%
Nonperforming loans	105%	102%	96%	107%	103%	95%
Nonperforming loans as a percent of total loans	1.51%	1.61%	1.76%	1.68%	1.83%	2.06%
Nonperforming assets as a percent of:
Total loans plus ORE	1.71%	1.82%	1.97%	1.94%	2.14%	2.49%
Total assets	1.35%	1.37%	1.48%	1.40%	1.60%	1.75%
Net loan charge-offs (year-to-date):
Originated	$4,379	$2,199	$16,419	$11,959	$8,307	$4,657
Acquired	—	—	—	—	—	—
Total loan charge-offs (year-to-date)	4,379	2,199	16,419	11,959	8,307	4,657
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	0.18%	0.19%	0.38%	0.37%	0.40%	0.45%

	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013
Additional Data - Intangibles
Goodwill	$120,164	$120,164	$120,164	$120,164	$120,164	$120,164
Core deposit intangibles (CDI)	9,110	9,556	10,001	10,466	10,933	11,417
Mortgage servicing rights (MSR)	3,344	3,316	3,423	3,399	3,421	3,485
Amortization of CDI (during quarter ended)	446	445	465	467	484	493

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$4,830,341	$51,284	4.26%	$4,264,009	$48,510	4.56%
Taxable investment securities	651,685	2,248	1.38	734,767	2,585	1.41
Tax-exempt investment securities	253,468	2,576	4.07	229,773	2,423	4.22
Other interest-earning assets	25,572	411	6.45	25,572	400	6.27
Interest-bearing deposits with the Federal Reserve Bank	146,483	99	0.27	276,141	180	0.26
Total interest-earning assets	5,907,549	56,618	3.84	5,530,262	54,098	3.92
Less: allowance for loan losses	78,626			83,850
Other assets:
Cash and cash due from banks	116,390			114,988
Premises and equipment	74,353			73,802
Interest receivable and other assets	233,908			224,620
Total assets	$6,253,574			$5,859,822
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,149,063	$273	0.10%	$1,032,580	$231	0.09%
Savings deposits	1,416,961	315	0.09	1,353,769	301	0.09
Time deposits	1,336,551	3,038	0.91	1,398,716	3,732	1.07
Short-term borrowings	347,583	94	0.11	341,686	121	0.14
FHLB advances	—	—	—	—	—	—
Total interest-bearing liabilities	4,250,158	3,720	0.35	4,126,751	4,385	0.43
Noninterest-bearing deposits	1,249,006	—	—	1,093,149	—	—
Total deposits and borrowed funds	5,499,164	3,720	0.27	5,219,900	4,385	0.34
Interest payable and other liabilities	40,055			33,315
Shareholders' equity	714,355			606,607
Total liabilities and shareholders' equity	$6,253,574			$5,859,822
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.49%			3.49%
Net Interest Income (FTE)		$52,898			$49,713
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.59%			3.60%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$4,763,748	$101,028	4.27%	$4,216,078	$96,871	4.63%
Taxable investment securities	671,662	4,631	1.38	700,976	5,023	1.43
Tax-exempt investment securities	255,310	5,191	4.07	222,789	4,811	4.32
Other interest-earning assets	25,572	649	5.12	25,572	551	4.34
Interest-bearing deposits with the Federal Reserve Bank	167,827	224	0.27	389,474	501	0.26
Total interest-earning assets	5,884,119	111,723	3.82	5,554,889	107,757	3.90
Less: allowance for loan losses	78,972			84,411
Other assets:
Cash and cash due from banks	118,269			116,297
Premises and equipment	74,557			74,203
Interest receivable and other assets	234,217			231,163
Total assets	$6,232,190			$5,892,141
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,180,623	$560	0.10%	$1,067,290	$483	0.09%
Savings deposits	1,416,045	630	0.09	1,345,637	597	0.09
Time deposits	1,328,878	6,181	0.94	1,425,053	7,750	1.10
Short-term borrowings	337,798	215	0.13	332,051	235	0.14
FHLB advances	—	—	—	3,902	47	2.43
Total interest-bearing liabilities	4,263,344	7,586	0.36	4,173,933	9,112	0.44
Noninterest-bearing deposits	1,221,408	—	—	1,076,404	—	—
Total deposits and borrowed funds	5,484,752	7,586	0.28	5,250,337	9,112	0.35
Interest payable and other liabilities	39,287			38,777
Shareholders' equity	708,151			603,027
Total liabilities and shareholders' equity	$6,232,190			$5,892,141
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.46%			3.46%
Net Interest Income (FTE)		$104,137			$98,645
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.56%			3.57%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013
	(In thousands)
Nonperforming Loans:
Nonaccrual loans:
Commercial	$18,773	$18,251	$18,374	$11,809	$11,052	$12,186
Commercial real estate	25,361	27,568	28,598	28,623	28,498	35,849
Real estate construction	160	160	371	183	183	168
Land development	2,184	2,267	2,309	2,954	3,434	4,105
Residential mortgage	6,325	6,589	8,921	8,029	9,241	10,407
Consumer installment	536	806	676	665	552	699
Home equity	2,296	2,046	2,648	3,023	3,064	2,837
Total nonaccrual loans	55,635	57,687	61,897	55,286	56,024	66,251
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	15	43	536	281	1	4
Commercial real estate	69	730	190	—	78	177
Real estate construction	—	—	—	—	—	—
Land development	—	—	—	—	—	—
Residential mortgage	376	—	537	692	164	196
Consumer installment	—	—	—	—	—	—
Home equity	1,075	622	734	686	689	874
Total accruing loans contractually past due 90 days or more as to interest or principal payments	1,535	1,395	1,997	1,659	932	1,251
Nonperforming troubled debt restructurings:
Commercial loan portfolio	11,049	11,218	13,414	15,744	19,140	14,587
Consumer loan portfolio	5,516	6,244	4,676	3,129	3,246	4,328
Total nonperforming troubled debt restructurings	16,565	17,462	18,090	18,873	22,386	18,915
Total nonperforming loans	73,735	76,544	81,984	75,818	79,342	86,417
Other real estate and repossessed assets	10,392	10,056	9,776	12,033	13,659	18,194
Total nonperforming assets	$84,127	$86,600	$91,760	$87,851	$93,001	$104,611

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	Six Months Ended
							June 30, 2014	June 30, 2013
	(In thousands)
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$77,973	$78,572	$81,032	$81,684	$82,334	$83,991	$78,572	$83,991
Provision for loan losses	1,500	1,600	2,000	3,000	3,000	3,000	3,100	6,000
Net loan (charge-offs) recoveries:
Commercial	(569)	(233)	(448)	(615)	(59)	(1,199)	(802)	(1,258)
Commercial real estate	(783)	(241)	(1,233)	(1,248)	(1,786)	(2,010)	(1,024)	(3,796)
Real estate construction	—	(100)	(37)	—	—	—	(100)	—
Land development	127	142	(207)	(400)	(50)	(96)	269	(146)
Residential mortgage	(341)	(704)	(527)	(409)	(1,023)	(573)	(1,045)	(1,596)
Consumer installment	(612)	(801)	(836)	(786)	(574)	(447)	(1,413)	(1,021)
Home equity	(2)	(262)	(1,172)	(194)	(158)	(332)	(264)	(490)
Net loan charge-offs	(2,180)	(2,199)	(4,460)	(3,652)	(3,650)	(4,657)	(4,379)	(8,307)
Allowance for loan losses - end of period	77,293	77,973	78,572	81,032	81,684	82,334	77,293	81,684
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	500	500	500	500	500	500	500	500
Provision for loan losses	—	—	—	—	—	—	—	—
Net loan charge-offs	—	—	—	—	—	—	—	—
Allowance for loan losses - end of period	500	500	500	500	500	500	500	500
Total allowance for loan losses	$77,793	$78,473	$79,072	$81,532	$82,184	$82,834	$77,793	$82,184
Net loan charge-offs as a percent of average loans (quarter only, annualized)	0.18%	0.19%	0.39%	0.33%	0.34%	0.45%	0.18%	0.40%

Chemical Financial Corporation Announces 2014 Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
	(Dollars in thousands, except per share data)
Summary of Operations
Interest income	$55,180	$53,645	$55,323	$53,578	$52,781	$52,379
Interest expense	3,720	3,866	4,018	4,284	4,385	4,727
Net interest income	51,460	49,779	51,305	49,294	48,396	47,652
Provision for loan losses	1,500	1,600	2,000	3,000	3,000	3,000
Net interest income after provision for loan losses	49,960	48,179	49,305	46,294	45,396	44,652
Noninterest income	15,801	13,716	13,578	14,644	15,948	16,239
Operating expenses	42,425	42,182	42,405	39,545	41,041	41,957
Income before income taxes	23,336	19,713	20,478	21,393	20,303	18,934
Federal income tax expense	7,100	5,900	6,100	6,400	6,100	5,700
Net income	$16,236	$13,813	$14,378	$14,993	$14,203	$13,234
Net interest margin	3.59%	3.53%	3.63%	3.58%	3.60%	3.54%

Per Common Share Data
Net income:
Basic	$0.54	$0.46	$0.48	$0.54	$0.52	$0.48
Diluted	0.54	0.46	0.48	0.53	0.51	0.48
Cash dividends declared	0.23	0.23	0.23	0.22	0.21	0.21
Book value - period-end	24.22	23.63	23.38	22.61	22.14	21.97
Tangible book value - period-end	20.42	19.44	19.17	18.36	17.53	17.34
Market value - period-end	28.08	32.45	31.67	27.92	25.99	26.38